                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

          Date of Report (Date of earliest reported): August 19, 1997

                             CHENIERE ENERGY, INC.
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
         ------------------------------------------------------------
                (State or other jurisdiction of incorporation)

                 0-9092                                  95-4352386
       --------------------------            ----------------------------------
        (Commission File Number)              (IRS Employer Identification No.)


            Two Allen Center
      1200 Smith Street Suite 1710
             Houston, Texas                              77002-4312
----------------------------------------               --------------
 (Address of principal executive office)                 (Zip Code)


Registrant's telephone number, including area code: (713) 659-1361

                                     None
        ---------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

        During August 1997, pursuant to Regulation S promulgated under the Securities Act of 1933 ("Regulation S"), the Company sold an aggregate of 100,000 shares of the Company's Common Stock to one offshore investor and received gross proceeds of $300,000. Placement fees for such sales of $30,000 were paid to Investors Administration Services, Ltd. ("IAS"). One of the principals of IAS is Karim Souki, brother of Charif Souki, the Chairman of the Board of the Company.

   Date        Shares      Gross Share Price       Gross Proceeds    Cash Placement Fee      Net Proceeds
  ------      --------    -------------------     ----------------  --------------------    --------------
  8/19         100,000          $3.00                 $300,000           $30,000               $270,000

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report be signed on its behalf by the undersigned thereunto duly authorized.


                                        CHENIERE ENERGY, INC.


                                        By:  /s/ WALTER L. WILLIAMS
                                           -----------------------------
                                            Walter L. Williams
                                            Vice Chairman

Date: August 25, 1997